As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LeMaitre Vascular, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

04-2825458

(I.R.S. Employer Identification No.)

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

Third Amended and Restated 2006 Stock Option and Incentive Plan

(Full title of the plan)

George W. LeMaitre

Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

(Name and address of agent for service)

(781) 221-2266

Telephone number, including area code, of agent for service.

Copies to:

Nicole Brookshire, Esq.

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,500,000	$10.77	$26,925,000.00	$3,128.69

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the registrant’s common stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq Global Market on June 25, 2015, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 2,500,000 additional shares of Common Stock, $0.01 par value per share (the “Common Stock”), of LeMaitre Vascular, Inc. (the “Registrant”), which are reserved for issuance under the Registrant’s Third Amended and Restated 2006 Stock Option and Incentive Plan (the “2006 Plan”). These 2,500,000 shares represent an increase in the number of shares of Common Stock reserved for issuance under the 2006 Plan, which increase was approved by the Company’s stockholders on June 4, 2015.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The securities subject to this Registration Statement on Form S-8 are of the same class as the Registrant’s Common Stock for which the Registrant has previously filed Registration Statements on Form S-8 under the Securities Act. Accordingly, pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on (i) Form S-8 (File No. 333-138181) filed with the Securities and Exchange Commission on October 24, 2006; (ii) Form S-8 (File No. 333-161361) as filed with the Securities and Exchange Commission on August 14, 2009; and (iii) Form S-8 (File No. 333-174129) as filed with the Securities and Exchange Commission on May 11, 2011, are hereby incorporated by reference herein.

EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

99.1(1)	Third Amended and Restated 2006 Stock Option and Incentive Plan.

(1)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33092), originally filed with the Securities and Exchange Commission on June 8, 2015, and incorporated by reference herein.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on June 30, 2015.

LEMAITRE VASCULAR, INC.

By:	/s/ George W. LeMaitre
George W. LeMaitre
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of George W. LeMaitre and Joseph P. Pellegrino, Jr., and each or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed by the following person in the capacities on the dates indicated.

Signature	Title(s)	Date

/s/ George W. LeMaitre	Chairman, Chief Executive Officer and Director	June 30, 2015
George W. LeMaitre	(Principal Executive Officer)

/s/ Joseph P. Pellegrino, Jr.	Chief Financial Officer	June 30, 2015
Joseph P. Pellegrino, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lawrence J. Jasinski	Director	June 30, 2015
Lawrence J. Jasinski

/s/ Cornelia W. LeMaitre	Director	June 30, 2015
Cornelia W. LeMaitre

/s/ John J. O’Connor	Director	June 30, 2015
John J. O’Connor

/s/ David B. Roberts	President and Director	June 30, 2015
David B. Roberts

/s/ John A. Roush	Director	June 30, 2015
John A. Roush

/s/ Michael H. Thomas	Director	June 30, 2015
Michael H. Thomas

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

99.1(1)	Third Amended and Restated 2006 Stock Option and Incentive Plan.

(1)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33092), originally filed with the Securities and Exchange Commission on June 8, 2015, and incorporated by reference herein.